Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into by and between 1444 Partners, Ltd., a California limited partnership (“Landlord”) and Guess ?, Inc., a Delaware corporation (“Tenant”) with reference to the following facts:

1.             Landlord and Tenant entered into that certain Lease dated July 29, 1992;

2.             The Lease was amended by First Amendment to Lease (“First Amendment”) effective as of July 30, 2008 which modifies the provisions of the Lease as set forth therein; and

3.             Landlord and Tenant desire to further modify the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             The Lease Termination Date set forth in Section 1(a) of the First Amendment is hereby amended to July 31, 2020.

2.             Section 2 of the First Amendment is hereby amended to provide that the renewal term shall commence on July 30, 2008 and shall end on July 31, 2020 (“Renewal Term”).

3.             Section 6 of the First Amendment shall be revised by adding the parenthetical “(July 31, 2020)” after the words “Renewal Term expiration date” in line four of said Section.

4.             The Lease as modified by the First Amendment and as expressly modified pursuant to this Second Amendment is hereby affirmed and shall continue in full force and effect in accordance with the terms thereof.  Any existing or future reference to the Lease and any document or instrument delivered in connection with the Lease shall be deemed to be a reference to the Lease as modified by the First Amendment and as further modified by this Second Amendment.  To the extent that anything in this Second Amendment is inconsistent with any provision contained in the First Amendment or the Lease, this Second Amendment shall be deemed to control.

5.             Capitalized terms used herein but not otherwise defined in this Second Amendment shall have the respective meanings ascribed to them in the Lease and First Amendment.

6.             This Second Amendment may be executed in any number of counterparts, each of which, when taken together, shall constitute the same instrument.

7.             This Second Amendment shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Second Amendment as of August 12, 2010.

LANDLORD:		TENANT:

1444 Partners, Ltd.		Guess ?, Inc.
a California limited partnership		a Delaware corporation

By:	Alameda Associates, Inc.
	a California corporation	By:	/s/ Dennis R. Secor
		Name:	Dennis R. Secor
Its:	General Partner	Its:	Senior Vice President and
Chief Financial Officer

By:	/s/ Maurice Marciano
Name:	Maurice Marciano
Its:	Chief Executive Officer